Exhibit 99.1

SAFETY INSURANCE TO REDUCE AUTO INSURANCE PREMIUMS IN RESPONSE TO COVID-19 PANDEMIC

Boston, Massachusetts, April 13, 2020. Safety Insurance Group, Inc. (NASDAQ:SAFT) today announced a premium reduction plan and several other steps to meet policyholder and community needs during the ongoing COVID-19 pandemic. The Safety Personal Auto Relief Credit offers eligible Safety Insurance personal auto policyholders that have a policy in effect as of April 1st a 15% credit off their premium for the months of April and May.

Credits will be applied automatically and any policyholder that has already paid in full will receive a refund. This credit is pending regulatory approval.

“We recognize that this unique circumstance has both created economic hardship for our policyholders and dramatically shifted typical driving patterns,” said George Murphy, President and CEO of Safety Insurance.  “We have an opportunity to support our policyholders and provide direct relief.”

In addition to this credit, Safety has taken several other steps, including:

•	Providing auto coverage for customers who are now using their personal vehicles to make food deliveries as a result of changes to their business operations.
•	Placing a hold on all non-payment policy cancellations until further notice.
•	Waiving all late and NSF fees.
•

Providing funding through our Charitable Foundation to help support the communities in which we do business. We are providing financial support to the following local charities: Massachusetts COVID -19 Relief Fund; Boston Resiliency Fund; Project Bread and Healthcare Heroes to benefit the Massachusetts General Emergency Response Fund.

“Our entire team is focused on making decisions that support our policyholders, agents and employees during these difficult times,” continued Murphy. “We continue to monitor the changing dynamics and will do everything possible to support our community.”

About Safety:  Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company.  Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2019 Form 10-K with the SEC on February 28, 2020 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.